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                                                                    Exhibit 3.35


                            ARTICLES OF INCORPORATION

                                       OF

                         FOUNTAIN VIEW MANAGEMENT, INC.



                                        I

The name of this corporation is Fountain View Management, Inc.


                                       II

The purpose of this corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of California other than the banking business, the trust company business or the practice of a profession permitted to be incorporated by the California Corporations Code.

                                       III

The name and address in the State of California of this corporation's initial agent for service of process is: Robert Snukal, 4311 Wilshire Boulevard, Suite 206, Los Angeles, California 90010.

                                       IV

This corporation is authorized to issue only one class of shares of stock; and the total number of shares which this corporation is authorized to issue is 500,000.


DATED:  November 28, 1988.        /s/ David B. Bloom
                                  -----------------------------------
                                              DAVID B. BLOOM

I hereby declare that I am the person who executed the foregoing Articles of Incorporation, which execution is my act and deed.

                                  /s/ David B. Bloom
                                  -----------------------------------
                                              DAVID B. BLOOM



                                                               [SEAL OF THE
                                                                SECRETARY OF
                                                                STATE APPEARS
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